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                                                                  EXHIBIT 23.3



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our report, with respect to the consolidated financial statements of Horizons Technology, Inc. dated March 9, 1998 included in The Titan Corproation's Form S-4 Registration Statement dated June 10, 1998 (File No. 333-47633) and to all references to our Firm included in this registration statement.


                                      ARTHUR ANDERSEN LLP


San Diego, California
November 11, 1998